Exhibit 99.1


Yum! Brands Inc. Reports Strong Second-Quarter 2007 EPS Growth of 15%
                or $0.39 Per Share, Led by Consistent
             Growth in China and International Divisions

         Raises Full-Year EPS Growth Forecast to 12% from 11%


    LOUISVILLE, Ky.--(BUSINESS WIRE)--July 11, 2007--Yum! Brands Inc. (NYSE: YUM) today reported results for the second quarter ended June 16, 2007.

    Note: Unless otherwise noted, all earnings per share (EPS) figures discussed in this release are on a split-adjusted basis, giving effect to the two-for-one stock split on June 26, 2007.

    Highlights for the second quarter are...

    -- Worldwide system-same-store sales grew by 2%, including 7% growth in mainland China, 5% growth in Yum! Restaurants
        International Division (YRI), and flat results in the U.S.

    -- Strong double-digit system-sales growth from both our international businesses: China Division, +25%; YRI, +15%.

    --  Mainland China restaurant unit growth of 19%.

    -- YRI unit growth of 4%, the eighteenth consecutive quarter of at least 3% year-over-year unit growth, our ongoing growth target.

    -- Double-digit operating-profit growth from our international divisions: China, +14%, and YRI, +15%.

    -- Average diluted shares outstanding were reduced by 3%, the twelfth consecutive quarter with year-over-year share reduction as a result of substantial share buybacks.

    -- An overall effective tax rate of 21.5%, which was 7.5 percentage points lower than last year's.

    Note: All preceding comparisons are versus the same period a year ago.

    FULL-YEAR 2007 OUTLOOK

    We have raised our full-year EPS growth forecast to 12% from 11% based on the continued strong growth from our China and YRI divisions. The new full-year EPS forecast is $1.63 per share. (Previously, our guidance, pre-split, was for full-year EPS of $3.23. It is now 3 cents higher at $3.26 on the "pre-split" basis. The two-for-one stock split was effective on June 26, 2007.)



CONSOLIDATED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------

                          Second Quarter            Year To Date
                      -----------------------  -----------------------
                       2007    2006   %Change   2007    2006   %Change
                      ------- ------- -------  ------- ------- -------
Traditional
 Restaurants          32,708  32,022       +2  32,708  32,022       +2
System-Sales Growth       +7%     +5%      NM      +6%     +5%      NM
Reported EPS           $0.39   $0.34      +15   $0.74   $0.64      +17
----------------------------------------------------------------------

Note: YUM has 34,820 restaurant locations around the world, which include 2,112 license units.


    David C. Novak, Chairman and CEO, said, "I am pleased to report that robust second-quarter sales in both our China and YRI divisions, coupled with a reduction in our tax rate, helped drive strong EPS growth of 15%. This quarter demonstrated once again the tremendous growth potential of our global portfolio. In fact, we are raising our full-year EPS growth rate, now +12% from +11%.

    "Our mainland China business continues to generate strong top-line growth with same-store-sales growth of +7%, while we are well on our way to opening another 375 new restaurants for 2007. Furthermore, our YRI Division had one of its best quarterly performances ever, delivering system-sales growth of 11% and is on pace to open 800 new YRI restaurants in 2007. This global growth will contribute to Yum! Brands' seventh straight year of opening at least 1,000 new restaurants outside the U.S. Importantly, we anticipate this pace of development will be maintained into the future, reinforcing our position as the leading international retail developer.

    "In the U.S., we are making steady progress toward a full recovery with improving sales results across our brands in the second quarter. We continue to expect to generate positive growth in our second-half results after a first-half decline in sales and profits. Overall for the U.S., we expect full-year operating profit growth to be slightly positive.

    "There is no question that we are continuing to build our strong global brand positions and demonstrate our track record for consistency in spite of a challenging global environment from commodity inflation. In summary, this will be the sixth straight year that we demonstrate the strength of our global portfolio to beat our target of at least 10% EPS growth. We expect to continue generating substantial free cash flow in 2007, which allows us to return to our shareholders another $1 billion through share buybacks, which will reduce our reported share count by at least 3%. We are also providing a meaningful dividend currently with a yield of nearly 2%. The key factor behind these consistent results is the undeniable strength of our global portfolio. Our shareholders should expect us to build on our strong global position by continuing to execute our four key strategies: (1) Build dominant restaurant brands in China; (2) Drive profitable international expansion; (3) Improve U.S. brand positioning and returns; and (4) Drive high ROIC and strong shareholder payout."



CHINA DIVISION
----------------------------------------------------------------------

                        Second Quarter             Year To Date
($ million, except               %Change                    %Change
 restaurant counts            --------------             -------------
 and percentages)                      Excl                       Excl
                  2007  2006  Reported  F/x  2007  2006  Reported F/x
                  ----- ----- -------- ----- ----- ----- -------- ----
Key Financial
 Measures
System-Sales
 Growth                           +25   +19                   +24  +19
  MAINLAND CHINA
   (MLC) ONLY                     +27   +22                   +28  +23
Same-Store-Sales
 Growth MLC ONLY                   NA    +7                    NA   +8
Company Sales       439   352     +25   +19    770   621      +24  +19
Restaurant Margin% 18.2  18.8    (0.6) (0.6)  20.2  20.1     +0.1 +0.1
Operating Profit     65    57     +14    +9    141   115      +23  +18
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Development
 Metrics for
 MAINLAND CHINA
 ONLY
Total YUM
 Restaurants      2,281 1,915     +19    NA  2,281 1,915      +19   NA
  KFC             1,940 1,657     +17    NA  1,940 1,657      +17   NA
  Pizza Hut Casual
   Dining           289   221     +31    NA    289   221      +31   NA
  Pizza Hut Home
   Service           41    31     +32    NA     41    31      +32   NA
----------------------------------------------------------------------

Note: China Division includes mainland China, Thailand and the KFC
 Taiwan business.


    For the second quarter and year to date, China Division results were driven by strong system-sales growth from continued broad development of our brands in terms of both unit expansion and same-store-sales growth in mainland China. This is represented by 22% growth of system sales in local currency for the second quarter and 23% for the year to date. For the second quarter, same-store-sales growth in mainland China was a strong 7%.

    Second-quarter 2007 reported operating profit for mainland China increased 20% with same-store-sales growth and continued new-unit development for both KFC and Pizza Hut as the key contributing factors. Reported operating profit for the China Division overall increased 14% versus last year, as weak performances in our Thailand and KFC Taiwan markets impacted the division's growth rate. Increased levels of commodity inflation for some food ingredients, including chicken and higher labor costs moderated the overall growth of operating profit and resulted in a decline in restaurant margin. We expect these factors to continue, with the rate of commodity inflation expected to increase during the second half of 2007.



YUM! RESTAURANTS INTERNATIONAL DIVISION (YRI)
----------------------------------------------------------------------

                    Second Quarter                Year To Date
($ million,                   %Change                      %Change
 except                    --------------               --------------
 restaurant
 counts and                         Excl                         Excl
 percentages) 2007   2006  Reported  F/x   2007   2006  Reported  F/x
             ------ ------ -------- ----- ------ ------ -------- -----
Key Financial
 Measures
System-Sales
 Growth                     +15      +11                 +14      +10
Franchise &
 License Fees   122    108  +14      +11     243    218  +12       +9
Franchisee
 Sales        2,185  2,026   +8       +5   4,371  4,097   +7       +5
Company Sales   574    381  +51      +44   1,134    740  +53      +47
Operating
 Margin%       14.6   18.1 (3.5)    (3.5)   16.0   19.1 (3.1)    (2.9)
Operating
 Profit         101     88  +15      +11     220    183  +20      +17
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Financial Measures Excluding Impact from Pizza Hut U.K.
 Acquisition (October 2006)
Company Sales                +8       +1                  +8       +2
Operating
 Profit                     +15      +11                 +21      +17
----------------------------------------------------------------------

----------------------------------------------------------------------
Key
 Development
 Metrics
Traditional
 Restaurants 11,889 11,438   +4       NA  11,889 11,438   +4       NA
  KFC         6,688  6,327   +6       NA   6,688  6,327   +6       NA
  Pizza Hut   4,726  4,645   +2       NA   4,726  4,645   +2       NA
Franchise
 Restaurants  9,607  9,000   +7       NA   9,607  9,000   +7       NA
----------------------------------------------------------------------


    System-sales increased 11% in local currency terms, one of the best quarterly performances ever for the division. In particular, the KFC brand delivered strong system-sales growth of 14% in local currency terms with strong performances across our franchise markets as well as our KFC U.K. business. Overall, the vast majority of our YRI markets generated solid same-store-sales growth, +5% for the system, and we are continuing to add new KFC and Pizza Hut restaurants around the world primarily through franchise development. YRI opened 178 new traditional restaurants for the second quarter 2007 and 322 year to date, of which 93% were opened by franchisees.

    Second-quarter 2007 operating profit for YRI increased 15% including the positive impact of foreign currency translation.
Restaurant margin declined slightly primarily due to the inclusion of our Pizza Hut U.K. business as a company-owned business this year. Excluding the impact of the acquisition of our Pizza Hut U.K.
business, restaurant and operating margins would have increased by 0.9 and 0.7 percentage points respectively.



UNITED STATES BUSINESS
----------------------------------------------------------------------

                            Second Quarter          Year To Date
($ million, except
 restaurant counts and
 percentages)           2007    2006  %Change   2007    2006  %Change
                       ------- ------ -------- ------- ------ --------
Key Financial Measures
Blended Same-Store-
 Sales Growth%
  Company                  (3)  Even       NM      (5)     +2      NM
  System                  Even     +1      NM      (2)     +3      NM
Franchisee Sales        3,097   2,967      +4   6,029   5,879      +3
Company Sales           1,060   1,179     (10)  2,111   2,370     (11)
Franchise & License
 Fees                     158     151      +5     307     299      +3
Restaurant Margin%       15.3    16.1    (0.8)   14.3    15.5    (1.2)
Operating Profit          191     194      (2)    356     382      (7)
Operating Margin%        15.6    14.6     1.0    14.7    14.3     0.4
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Development Metrics
Total Traditional
 Restaurants           18,021  18,164      (1) 18,021  18,164      (1)
System Multibrand
 Restaurants            3,518   3,224      +9   3,518   3,224      +9
Franchise Restaurants  13,984  13,603      +3  13,984  13,603      +3
----------------------------------------------------------------------


    For the second quarter, U.S. system-same-store sales, which includes franchisees' sales, were flat versus prior year as positive franchise performance offset a 3% decline for company restaurants. The primary driver of the 3% decline in company same-store-sales was a decline of 7% at Taco Bell.

    For the second quarter, franchise sales and fees grew as a result of the expansion of our franchise-restaurant base due to the sale of 492 company-owned restaurants to franchisees (refranchising) over the past four quarters. In the second quarter of 2007, 42 U.S. restaurants were refranchised, resulting in a shift of revenues from Company Sales to Franchise Fees. Company sales decreased by 10% in the second quarter, with 8% of that reduction due to refranchising; commensurately, franchisee fees grew by 5%.

    For the second quarter, U.S. operating profit decreased 2% versus last year due to a decline in restaurant margin. Furthermore, restaurant margin declined primarily due to higher commodity and labor costs, as well as operating deleverage from a drop in company same-store sales. These factors were partially offset by lower insurance expenses.

    For the full year 2007, we expect U.S. operating profit growth to be slightly positive based on improved second-half performance.

    U.S. REFRANCHISE PLAN UPDATE

    Our current three-year U.S. refranchising plan, through 2008, is to sell approximately 1,500 company restaurants to franchisees, which will increase U.S. franchise ownership to approximately 83% of the system from 78% today. This will reduce the number of U.S. company-owned restaurants from over 4,686, at the start of this program in 2006, to approximately 3,200 by year-end 2008, a reduction of more than 30% in restaurant count. This is a result of our regular review of company operations and our "Earn the Right to Own" principle.

    Since the beginning of 2006, a total of 599 company-owned U.S. restaurants were sold to franchisees, including 42 U.S. restaurants in the second quarter 2007.

    FREE CASH FLOW UPDATE

    For 2007, we expect to again return over $1 billion to shareholders through both significant share buybacks and dividends. This would be the third consecutive year that we have returned more than 100% of the company's net income to our shareholders. As announced December 5, 2006, we doubled our quarterly dividend with the second-quarter 2007 payment.

    During the second-quarter 2007, we purchased 7.2 million shares at an average split-adjusted purchase price of $31.97, or a total of $231 million.



FOREIGN CURRENCY IMPACTS
----------------------------------------------------------------------

(operating profit $ million)                   2007
Division                       Second Quarter         Year To Date
                            ------------------------------------------
YRI                                  +4                    +6
China                                +3                    +6
----------------------------------------------------------------------


    YUM ONGOING EARNINGS GROWTH MODEL

    -- China Division operating-profit growth of 20%. This growth is driven largely by new-unit development in mainland China. Our key metric for mainland China is system-sales growth with an annual target of +20% driven by at least 375 new-restaurant openings.

    -- YRI Division operating-profit growth of 10%. This growth is driven mainly by new-unit development measured by system-sales growth of at least 5% (at least 3% unit growth and 2% to 3% same-store-sales growth) including 750 new-restaurant openings.

    -- U.S. operating-profit growth of 5% with same-store-sales growth of +2% to +3% and leverage of the G&A infrastructure.

    -- EPS growth of at least 10%. This assumes operating profit performance from our three lines of business as previously noted with additional benefit from reduction in shares outstanding due to substantial share buybacks.

    FULL-YEAR 2007 UPDATE

    -- EPS growth is increased to at least 12%, or at least $1.63 per share, from prior EPS guidance of at least $1.62 or 11% growth (split-adjusted).

    -- China Division's operating profit growth is expected to be 20%, driven by higher than expected revenue growth partially offset by higher commodity and labor costs.

    -- YRI Division's operating-profit growth is expected to meet or exceed the targets set forth in the long-term earnings growth model.

    -- U.S. operating profit growth is expected to be slightly positive driven by better results during the second half of 2007.

    For the updated version of our detailed full-year 2007 guidance table, please refer online to http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.



  2007 Second-Quarter End Dates        2007 Third-Quarter End Dates
----------------------------------  ----------------------------------
International Division   5/21/2007  International Division   8/13/2007
China Division           5/31/2007  China Division           8/31/2007
U.S. Business            6/16/2007  U.S. Business             9/8/2007
----------------------------------  ----------------------------------


    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. ET
Thursday, July 12, 2007.

    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

    The call will be available for playback beginning at noon Eastern Time Thursday, July 12, through 5 p.m. Friday, July 20. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 5793810.

    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site, www.yum.com, and selecting
"2nd-Quarter Earnings Webcast."

    For your added convenience... A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

    ADDITIONAL INFORMATION ONLINE

    The updated version of our detailed full-year 2007 guidance table is available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

    Second-quarter restaurant-count details, definitions of terms, and segment-results reconciliation are available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,500 multibrand restaurants. Outside the United States in 2006, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past three years, one of Black Enterprise Magazine's "30 Hottest Franchises for 2006," one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."



                          Yum! Brands, Inc.
                   Consolidated Summary of Results
           (amounts in millions, except per share amounts)
                             (unaudited)

                      Quarter      %Change    Year to date    %Change
                 -----------------          -----------------
                 6/16/07  6/17/06   B/(W)   6/16/07  6/17/06   B/(W)
                 -------- -------- -------- -------- -------- --------
Company sales     $2,073   $1,912        8   $4,015   $3,731        8
Franchise and
 license fees        294      270        9      575      536        7
                 -------- --------          -------- --------
Total revenues     2,367    2,182        9    4,590    4,267        8
                 -------- --------          -------- --------

Costs and
 expenses
   Food and
    paper            638      583       (9)   1,224    1,140       (7)
   Payroll and
    employee
    benefits         527      492       (7)   1,041      969       (7)
   Occupancy and
    other
    operating
    expenses         598      536      (12)   1,152    1,037      (11)
                 -------- --------          -------- --------
Company
 restaurant
 expenses          1,763    1,611      (10)   3,417    3,146       (9)
General and
 administrative
 expenses            287      264       (9)     549      518       (6)
Franchise and
 license
 expenses             10        9       (7)      18       17       (4)
Closures and
 impairment
 expenses              9       18       NM       13       24       NM
Refranchising
 (gain) loss          (4)     (15)      NM       (5)     (11)      NM
Other (income)
 expense              (8)     (12)     (28)     (28)     (16)      73
                 -------- --------          -------- --------
Total costs and
 expenses          2,057    1,875      (10)   3,964    3,678       (8)
                 -------- --------          -------- --------
Operating profit     310      307        1      626      589        7
Interest
 expense, net         38       36       (4)      74       71       (5)
                 -------- --------          -------- --------
Income before
 income taxes        272      271        1      552      518        7
Income tax
 provision            58       79       25      144      156        7
                 -------- --------          -------- --------
Net income          $214     $192       12     $408     $362       13
                 ======== ========          ======== ========

Effective tax
 rate               21.5%    29.0%             26.1%    30.1%
---------------- ======== ========          ======== ========

Basic EPS Data
----------------
  EPS              $0.41    $0.35       15    $0.77    $0.66       17
                 ======== ========          ======== ========
  Average shares
   outstanding       528      544        3      530      548        3
                 ======== ========          ======== ========

Diluted EPS Data
----------------
  EPS              $0.39    $0.34       15    $0.74    $0.64       17
                 ======== ========          ======== ========
  Average shares
   outstanding       547      563        3      549      567        3
                 ======== ========          ======== ========

Dividends
 declared per
 common share      $0.15   $0.075             $0.15  $0.1325
                 ======== ========          ======== ========

See accompanying notes.




                          Yum! Brands, Inc.
                   UNITED STATES Operating Results
                        (amounts in millions)
                             (unaudited)

                           Quarter     %Change  Year to date   %Change
                       ---------------         ---------------
                       6/16/07 6/17/06  B/(W)  6/16/07 6/17/06  B/(W)
                       ------- ------- ------- ------- ------- -------

Company sales           $1,060  $1,179    (10)  $2,111  $2,370    (11)
Franchise and license
 fees                      158     151       5     307     299       3
                       ------- -------         ------- -------
 Revenues                1,218   1,330     (8)   2,418   2,669     (9)
                       ------- -------         ------- -------

Company restaurants
 Food and paper            310     332       7     610     672       9
 Payroll and employee
  benefits                 314     350      10     640     709      10
 Occupancy and other
  operating expenses       275     308      11     560     621      10
                       ------- -------         ------- -------
                           899     990       9   1,810   2,002      10
General and
 administrative
 expenses                  117     125       6     239     251       5
Franchise and license
 expenses                    7       7     (4)      12      11     (8)
Closures and
 impairment expenses         4      14      NM       4      15      NM
Other (income) expense      --      --      NM     (3)       8      NM
                       ------- -------         ------- -------
                         1,027   1,136      10   2,062   2,287      10
                       ------- -------         ------- -------
Operating profit          $191    $194     (2)    $356    $382     (7)
                       ======= =======         ======= =======

Company sales           100.0%  100.0%          100.0%  100.0%
                                         (1.0)                   (0.5)
Food and paper            29.2    28.2   ppts.    28.9    28.4   ppts.
Payroll and employee                        --                   (0.4)
 benefits                 29.6    29.6   ppts.    30.3    29.9   ppts.
Occupancy and other                        0.2                   (0.3)
 operating expenses       25.9    26.1   ppts.    26.5    26.2   ppts.
                       ------- -------         ------- -------
                                         (0.8)                   (1.2)
Restaurant margin        15.3%   16.1%   ppts.   14.3%   15.5%   ppts.
                       ======= =======         ======= =======

                                           1.0                     0.4
Operating margin         15.6%   14.6%   ppts.   14.7%   14.3%   ppts.
                       ======= =======         ======= =======

See accompanying notes.




                          Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                      Quarter       %Change    Year to date    %Change
                  ----------------           ----------------
                  6/16/07  6/17/06   B/(W)   6/16/07  6/17/06   B/(W)
                  -------  -------  -------  -------  -------  -------

Company sales        $574     $381       51   $1,134     $740       53
Franchise and
 license fees         122      108       14      243      218       12
                  -------  -------           -------  -------
 Revenues             696      489       43    1,377      958       44
                  -------  -------           -------  -------

Company
 restaurants
 Food and paper       171      126     (36)      338      246     (37)
 Payroll and
  employee
  benefits            152       94     (62)      297      178     (66)
 Occupancy and
  other operating
  expenses            183      115     (60)      358      224     (60)
                  -------  -------           -------  -------
                      506      335     (51)      993      648     (53)
General and
 administrative
 expenses              84       64     (33)      155      122     (28)
Franchise and
 license expenses       3        2     (15)        6        6        3
Closures and
 impairment
 expenses               3        3       NM        7        7       NM
Other (income)
 expense              (1)      (3)     (63)      (4)      (8)     (43)
                  -------  -------           -------  -------
                      595      401     (49)    1,157      775     (49)
                  -------  -------           -------  -------
Operating profit     $101      $88       15     $220     $183       20
                  =======  =======           =======  =======

Company sales      100.0%   100.0%            100.0%   100.0%
                                        3.3                        3.5
Food and paper       29.9     33.2    ppts.     29.8     33.3    ppts.
Payroll and
 employee                             (1.8)                      (2.1)
 benefits            26.4     24.6    ppts.     26.2     24.1    ppts.
Occupancy and
 other operating                      (1.7)                      (1.4)
 expenses            31.8     30.1    ppts.     31.5     30.1    ppts.
                  -------  -------           -------  -------
                                      (0.2)                         --
Restaurant margin   11.9%    12.1%    ppts.    12.5%    12.5%    ppts.
                  =======  =======           =======  =======

                                      (3.5)                      (3.1)
Operating margin   14.6 %    18.1%    ppts.    16.0%    19.1%    ppts.
                  =======  =======           =======  =======

See accompanying notes. As discussed further at note (e), Company sales increased $164 million and $337 million, restaurant profit increased $15 million and $33 million, franchise fees decreased $6 million and $12 million and general and administrative expenses increased $9 million and $19 million compared to the quarter and year to date ended June 16, 2007, respectively, due to the ownership structure change of the Pizza Hut United Kingdom business.




                          Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                      Quarter       %Change    Year to date    %Change
                  ----------------           ----------------
                  6/16/07  6/17/06   B/(W)   6/16/07  6/17/06   B/(W)
                  -------  -------  -------  -------  -------  -------

Company sales        $439     $352       25     $770     $621       24
Franchise and
 license fees          14       11       29       25       19       29
                  -------  -------           -------  -------
 Revenues             453      363       25      795      640       24
                  -------  -------           -------  -------

Company
 restaurants
 Food and paper       157      125     (25)      276      222     (24)
 Payroll and
  employee
  benefits             61       48     (29)      104       82     (26)
 Occupancy and
  other operating
  expenses            140      113     (25)      234      192     (22)
                  -------  -------           -------  -------
                      358      286     (26)      614      496     (24)
General and
 administrative
 expenses              35       26     (33)       55       41     (32)
Franchise and
 license expenses      --       --       NM       --       --       NM
Closures and
 impairment
 expenses               2        1       NM        2        2       NM
Other (income)
 expense              (7)      (7)       13     (17)     (14)       27
                  -------  -------           -------  -------
                      388      306     (27)      654      525     (24)
                  -------  -------           -------  -------
Operating profit      $65      $57       14     $141     $115       23
                  =======  =======           =======  =======

Company sales      100.0%   100.0%            100.0%   100.0%
                                      (0.2)                      (0.2)
Food and paper       35.7     35.5    ppts.     35.9     35.7    ppts.
Payroll and
 employee                             (0.4)                      (0.2)
 benefits            14.0     13.6    ppts.     13.5     13.3    ppts.
Occupancy and
 other operating                         --                        0.5
 expenses            32.1     32.1    ppts.     30.4     30.9    ppts.
                  -------  -------           -------  -------
                                      (0.6)                        0.1
Restaurant margin   18.2%    18.8%    ppts.    20.2%    20.1%    ppts.
                  =======  =======           =======  =======


See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan




                          Yum! Brands, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in millions)

                                                 (unaudited)
                                                 -----------
                                                  6/16/07    12/30/06
                                                 ----------- ---------
ASSETS
Current Assets
Cash and cash equivalents                              $436      $319
Accounts and notes receivable, less allowance:
 $20 in 2007 and $18 in 2006                            252       220
Inventories                                              98        93
Prepaid expenses and other current assets               152       138
Deferred income taxes                                    90        57
Advertising cooperative assets, restricted               76        74
                                                 ----------- ---------
 Total Current Assets                                 1,104       901
Property, plant and equipment, net of
 accumulated depreciation and amortization of
 $3,206 in 2007 and $3,146 in 2006                    3,552     3,631
Goodwill                                                656       662
Intangible assets, net                                  340       347
Investments in unconsolidated affiliates                118       138
Other assets                                            395       369
Deferred income taxes                                   265       305
                                                 ----------- ---------
 Total Assets                                        $6,430    $6,353
                                                 =========== =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities       $1,264    $1,386
Income taxes payable                                     49        37
Short-term borrowings                                   306       227
Advertising cooperative liabilities                      76        74
                                                 ----------- ---------
 Total Current Liabilities                            1,695     1,724

 Long-term debt                                       2,088     2,045
Other liabilities and deferred credits                1,190     1,147
                                                 ----------- ---------
 Total Liabilities                                    4,973     4,916
                                                 ----------- ---------

Shareholders' Equity
Preferred stock, no par value, zero shares and
 250 shares authorized in 2007 and 2006,
 respectively; no shares issued                          --        --
Common stock, no par value, 750 shares
 authorized; 521 shares and 530 shares issued in
 2007 and 2006, respectively                             --        --
Retained earnings                                     1,579     1,593
Accumulated other comprehensive loss                   (122)     (156)
                                                 ----------- ---------
 Total Shareholders' Equity                           1,457     1,437
                                                 ----------- ---------
 Total Liabilities and Shareholders' Equity          $6,430    $6,353
                                                 =========== =========

See accompanying notes.




                          Yum! Brands, Inc.
           Condensed Consolidated Statements of Cash Flows
                        (amounts in millions)
                             (unaudited)

                                                       Year to date
                                                     -----------------
                                                     6/16/07  6/17/06
                                                     -------- --------
Cash Flows - Operating Activities
Net income                                              $408     $362
Depreciation and amortization                            233      210
Closures and impairment expenses                          13       24
Refranchising (gain) loss                                 (5)     (11)
Contributions to defined benefit pension plans            --      (18)
Deferred income taxes                                    (12)     (58)
Equity income from investments in unconsolidated
 affiliates                                              (21)     (21)
Distributions of income received from unconsolidated
 affiliates                                               20       15
Excess tax benefit from share-based compensation         (30)     (37)
Share-based compensation expense                          29       30
Changes in accounts and notes receivable                 (16)      25
Changes in inventories                                    (4)       1
Changes in prepaid expenses and other current assets       1      (24)
Changes in accounts payable and other current
 liabilities                                             (64)     (50)
Changes in income taxes payable                           24       20
Other non-cash charges and credits, net                   17       90
                                                     -------- --------
Net Cash Provided by Operating Activities                593      558
                                                     -------- --------

Cash Flows - Investing Activities
Capital spending                                        (217)    (186)
Proceeds from refranchising of restaurants                65       48
Short-term investments                                     5      (31)
Sales of property, plant and equipment                    25       26
Other, net                                                 6      (16)
                                                     -------- --------
Net Cash Used in Investing Activities                   (116)    (159)
                                                     -------- --------

Cash Flows - Financing Activities
Proceeds from long-term debt                              --      300
Repayments of long-term debt                              (7)    (203)
Revolving credit facilities, three months or less,
 net                                                     315       77
Short-term borrowings by original maturity
  More than three months - proceeds                        1       --
  More than three months - payments                     (183)      --
  Three months or less, net                               11        4
Repurchase shares of common stock                       (477)    (529)
Excess tax benefit from share-based compensation          30       37
Employee stock option proceeds                            63       84
Dividends paid on common shares                         (119)     (63)
                                                     -------- --------
Net Cash Used in Financing Activities                   (366)    (293)
                                                     -------- --------
Effect of Exchange Rate on Cash and Cash Equivalents       6        3
                                                     -------- --------
Net Increase in Cash and Cash Equivalents                117      109
Cash and Cash Equivalents - Beginning of Period          319      158
                                                     -------- --------
Cash and Cash Equivalents - End of Period               $436     $267
                                                     -------- --------

See accompanying notes.




            Notes to the Consolidated Summary of Results,
                Condensed Consolidated Balance Sheets
         and Condensed Consolidated Statements of Cash Flows
           (amounts in millions, except per share amounts)
                             (unaudited)

(a) Percentages may not recompute due to rounding.

(b) Amounts presented as of and for the quarter and year to date ended June 16, 2007 are preliminary.

(c) On May 17, 2007, the Company announced that its Board of Directors approved a two-for-one split of the Company's outstanding shares of Common Stock. The stock split was effected in the form of a stock dividend and entitled each shareholder of record at the close of business on June 1, 2007 to receive one additional share for every outstanding share of Common Stock held. The stock dividend was distributed on June 26, 2007, with approximately 261 million shares of Common Stock distributed. All per share and share amounts in the accompanying Consolidated Summary of Results and Condensed Consolidated Balance Sheets have been adjusted to reflect the stock split.

(d) Other (income) expense primarily includes equity income from our investments in unconsolidated affiliates in our China and International Divisions. In the quarter ended March 24, 2007, other (income) expense also included recognition of income of $5 million associated with receipt of payment for a note receivable arising from the 2005 sale of our fifty percent interest in the entity that operated almost all KFCs and Pizza Huts in Poland and the Czech Republic to our then partner in the entity. In the quarter ended March 25, 2006, other (income) expense also included an $8 million charge associated with the termination of a beverage agreement in the United States segment.

(e) During the fourth quarter of 2006, we completed the acquisition of the remaining fifty percent ownership interest of our Pizza Hut United Kingdom ("PHUK") unconsolidated affiliate. This unconsolidated affiliate owned over 500 restaurants in the United Kingdom. Prior to this acquisition, we accounted for our interest under the equity method. In 2007, our financial statements are presented consolidating the PHUK's results of operations and cash flows. As a result of this acquisition, Company sales increased $164 million and $337 million, restaurant profit increased $15 million and $33 million, franchise fees decreased $6 million and $12 million and general and administrative expenses increased $9 million and $19 million compared to the quarter and year to date ended June 17, 2006, respectively. The impacts on operating profit and net income were not significant.



    CONTACT: Yum! Brands Inc.
             Analysts:
             Tim Jerzyk
             Senior Vice President, Investor Relations/Treasurer
             502-874-8006
             or
             Quan Nghe
             Director Investor Relations
             502-874-8918
             or
             Media:
             Amy Sherwood
             Vice President Public Relations
             502-874-8200